SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 29, 2002

SKYNET HOLDINGS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-25229	65-1480559
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

111 Presidential Boulevard, Suite 158A
Bala Cynwyd, Pennsylvania	19004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 771-0820

(Former name or former address, if changed since last report)

ITEM 4.    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On July 29, 2002, Skynet Holdings, Inc. (the “Company”) engaged the independent certified public accounting firm of LJ Soldinger Associates to audit the Company’s financial statements.

During the Company’s two most recent fiscal years and the subsequent interim period through July 29, 2002, the Company did not consult with LJ Soldinger Associates regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of
Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYNET HOLDINGS, INC. /s/ Steve Harrington By: Steve Harrington Title: President
Date: November 8, 2002